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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-46018) and Form S-8 (Nos. 333-77219, 333-30464,
333-34594 and 333-42964) of Net Perceptions, Inc. of our report dated January 26, 2001, except as to Note 14, which is as of March 22, 2001, relating to the financial statements, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 28, 2001